Exhibit 99.1

SYNALLOY CORPORATION RECEIVES NASDAQ NOTIFICATION
OF NON-COMPLIANCE RELATED TO PREVIOUSLY ANNOUNCED
DELAYED FILING OF QUARTERLY REPORT ON FORM 10-Q

RICHMOND, Va. -- (BUSINESS WIRE) (August 26, 2020) -- Synalloy Corporation (Nasdaq: SYNL) (the “Company”), announced today that, as expected, it received a standard notification letter dated August 20, 2020, from Nasdaq stating that, as a result of not having timely filed its quarterly report on Form 10-Q for the period ended June 30, 2020, the Company no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.  Although Nasdaq’s listing rules provide the Company with 60 calendar days from the date of the notice to submit a plan to regain compliance, the Company expects to file its Form 10-Q within the 60-calendar day period.

The Company has completed its work related to the amount of the impairment charges resulting from the suspension of manufacturing operations at Palmer of Texas Tanks, Inc. and the goodwill impairment analysis of its Welded Pipe & Tube reporting unit.  Additionally, the independent law firm’s investigation, referenced in the Company’s Form 12b-25 filing dated August 11, 2020, is complete. The investigation concluded that there was no evidence of intentional misconduct, bad faith or criminal acts. However, the Company’s analysis of its internal control over financial reporting is ongoing. The current delay in preparing and filing the Form 10-Q is due exclusively to this continuing analysis regarding internal control over financial reporting.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company’s SEC filings. The Company assumes no obligation to update the information included in this release.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Sally Cunningham at (804) 822-3267